Investor Contact: Neil Berkman Berkman Associates (310) 826 - 5051 info@BerkmanAssociates.com	Company Contact: Danny Zheng Chief Financial Officer (954) 596 - 1000 www.SingingMachine.com
FOR IMMEDIATE RELEASE

The Singing Machine Company
Announces Leadership Transition

Coconut Creek, FL, December 22, 2006 -- The Singing Machine Company (AMEX: SMD) announced today that Chief Financial Officer Danny Zheng has been named to the additional post of Interim Chief Executive Officer effective on January 1, 2007. Zheng succeeds Yi Ping (Y.P.) Chan, who has resigned as Interim CEO and COO and as a member of the Company's Board of Directors effective on December 31, 2006.

"During the past nearly four years we have succeeded in restructuring The Singing Machines and positioning the Company for future growth. With the recent sale of a majority equity interest in the Company to a major supplier based in Hong Kong, I believe the time is right for me to move on to new challenges. I want to thank the Board for its support, and all of my colleagues in Florida, California, Hong Kong, Macau and China for their many contributions in re-building the Company. Danny Zheng has amply demonstrated his leadership and business capabilities, and I am confident that I leave the Company in strong hands," said Mr. Chan.

Chairman Jay Bauer said, "I thank Y.P. for his leadership, professionalism, dedication and integrity in preparing The Singing Machine for the future. On behalf of the entire Board and everyone at the Company, I wish Y.P. continued success in his future endeavors.

"We are delighted to appoint Danny Zheng to lead The Singing Machine in its next stage of growth. Danny has proven himself to be a capable and hard-working executive, with an in-depth knowledge of the business environment and culture in both the U.S. and China. We expect him to continue to make outstanding contributions to our Company in his expanded role as Interim CEO."

Zheng joined The Singing Machine in April 2004 as Financial Controller and was promoted to CFO in April 2005. From 1998 to 2003, Zheng served as General Manager for PC Ware International, a computer manufacturer based in Taiwan, where he was responsible for distribution, marketing and finance in the United States and Latin America. A Certified Public Accountant, Zheng previously held senior finance posts at a number of private and public companies. He began his career as a tax consultant with a regional CPA firm based in New York. Zheng, 37 years old, earned a B.S. degree in accounting from Nankai University in China, and is currently enrolled in the EMBA program at the Wharton School at the University of Pennsylvania.

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THE SINGING MACHINE COMPANY, INC.
6601 Lyons Road ● Building A-7 ● Coconut Creek, Florida 33073 ● (954) 596-1000 ● Fax (954) 596-2000
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The Singing Machine Company Announces Leadership Transition
December 22, 2006
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About The Singing Machine
Incorporated in 1982, The Singing Machine Company develops and distributes a full line of consumer-oriented karaoke machines and music as well as other electronic products under The Singing MachineTM, MotownTM, MTVTM, NickelodeonTM, Hi-5TM, BratzTM and other brand names. The first to provide karaoke systems for home entertainment in the United States, The Singing Machine sells its products in North America, Europe and Asia.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management and include, but are not limited to statements about our financial statements for the fiscal year ended March 31, 2006. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the risks that our vendors in China may not ship our products on the scheduled basis and that we will have sufficient cash flow to finance our working capital needs in the second and third quarter of this fiscal year. In addition, you should review our risk factors in our SEC filings which are incorporated herein by reference. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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